Two Harbors Investment Corp. Reports Fourth Quarter 2013 Financial Results
Delivered Strong 2013 Return on Book Value of 10.4%(1) While Advancing Strategic Initiatives
NEW YORK, February 5, 2014 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended
December 31, 2013.
Highlights

•	Book value was $10.56 per diluted common share, representing a 4.5%(2) return on book value, after accounting for a dividend of $0.26 per share.

•
Delivered Comprehensive Income of $171.4 million, or $0.47 per diluted weighted average common share. Comprehensive Income for the year ended December 31, 2013 was $327.3 million, a return on average equity of 8.5%, or $0.93 per diluted weighted average common share.

•	Reported Core Earnings of $76.4 million, or $0.21 per diluted weighted average common share.

•	Generated an aggregate yield of 4.3% in the portfolio, driven primarily by Agency RMBS, Agency Derivatives and MSR yield of 3.2%.

•
Completed a bulk acquisition of MSR from Flagstar Bank, FSB (Flagstar), a subsidiary of Flagstar Bancorp, Inc., and initiated a flow sale arrangement with PHH Mortgage Corporation (PHH) to acquire MSR on newly originated residential mortgage loans.

•
Announced that TH Insurance Holdings Company LLC (TH Insurance), a wholly owned subsidiary of the company, was approved for membership in the Federal Home Loan Bank of Des Moines (FHLB), providing a diversified funding source and increased portfolio flexibility through a variety of products and services provided by the FHLB.

“Two Harbors delivered strong return on book value of 10.4%(1) in 2013 despite a challenging backdrop, which is a testament to our portfolio management and risk mitigation strategies,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “Importantly, we also reported significant achievements related to our new investment initiatives this year, which we believe will create franchise value and drive attractive long-term returns for our stockholders.”

(1) Return on book value for the year ended December 31, 2013 is defined as the decrease in book value per diluted share, from December 31, 2012 to December 31, 2013 of $0.98, plus dividends declared of $2.18 per share, including the Silver Bay common stock dividend amounting to $1.01 per share, divided by December 31, 2012 diluted book value of $11.54 per share.
(2) Return on book value for the quarter ended December 31, 2013 is defined as the increase in book value per diluted share, from September 30, 2013 to December 31, 2013 of $0.21, plus dividend declared of $0.26 per share, divided by September 30, 2013 diluted book value of $10.35 per share.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2013:

Two Harbors Operating Performance
(dollars in thousands, except per share data)
	Three Months Ended December 31, 2013			Year Ended December 31, 2013
	(unaudited)			(unaudited)
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings(1)	$76,390	$0.21	7.9%	$311,829	$0.89	8.1%
GAAP Net Income	$239,414	$0.66	24.8%	$579,039	$1.65	15.0%
Comprehensive Income	$171,375	$0.47	17.7%	$327,316	$0.93	8.5%

Operating Metrics
Dividend per common share	$0.26
Book value per diluted share at period end	$10.56
Other operating expenses as a percentage of average equity	1.3%

(1) Core Earnings is a non-GAAP measure that the company defines as net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on the aggregate portfolio, certain non-recurring gains and losses related to discontinued operations and amortization of business combination intangible assets, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities (Agency Derivatives) and premium income or loss on credit default swaps, and servicing income, net of estimated amortization on mortgage servicing rights.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended December 31, 2013 of $76.4 million, or $0.21 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended September 30, 2013 of $67.7 million, or $0.19 per diluted weighted average common share outstanding.

For the fourth quarter, the company recognized:

•	a net realized gain on RMBS and mortgage loans held-for-sale of $98.6 million, net of tax;

•	unrealized losses on trading securities, mortgage loan forward purchase commitments and mortgage loans held-for-sale of $6.2 million, net of tax;

•	a net gain of $21.1 million, net of tax, related to swap and swaption terminations and expirations;

•
an unrealized gain, net of tax, of $8.3 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements, available-for-sale securities, trading securities, to-be-announced securities (TBAs) and MSR;

•	net realized and unrealized gains on other derivative instruments of approximately $25.7 million, net of tax;

•	a net realized and unrealized loss on financing securitizations of $2.4 million, net of tax;

•	a net increase in fair value of $12.5 million(2) on MSR, net of tax;

•	income from discontinued operations of $0.7 million, net of tax; and

•	amortization of intangible assets of $0.7 million, net of tax.

(2) Increase in fair value on MSR, net of tax, of $12.5 million is comprised of an increase in fair value of $17.9 million excluded from Core Earnings, offset by $5.4 million of estimated amortization included in Core Earnings.

The company reported GAAP Net Income of $239.4 million, or $0.66 per diluted weighted average common share outstanding, for the quarter ended December 31, 2013, as compared to GAAP Net Loss of $192.7 million, or $0.53 per diluted weighted average common share outstanding, for the quarter ended September 30, 2013. On a GAAP basis, the company earned an annualized return on average equity of 24.8% and (20.2)% for the quarters ended December 31, 2013 and September 30, 2013, respectively.

The company reported Comprehensive Income of $171.4 million, or $0.47 per diluted weighted average common share outstanding, for the quarter ended December 31, 2013, as compared to $54.0 million, or $0.15 per diluted weighted average common share outstanding, for the quarter ended September 30, 2013. The company records unrealized fair value gains and losses for RMBS securities, classified as available-for-sale, as Other Comprehensive Income in the Statement of Stockholders’ Equity. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 17.7% and 5.7% for the quarters ended December 31, 2013 and September 30, 2013, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.26 per common share for the quarter ended December 31, 2013. The annualized dividend yield on the company’s common stock for the fourth quarter of 2013, based on the December 31, 2013 closing price of $9.28, was 11.2%.

The company’s book value per diluted share, after taking into account the fourth quarter 2013 dividend of $0.26 per share, was $10.56 as of December 31, 2013, compared to $10.35 as of September 30, 2013, which represented a total return on book value for the quarter of 4.5%.(1)

Other operating expenses for the fourth quarter 2013 were approximately $12.4 million, or 1.3% of average equity, compared to approximately $9.2 million, or 1.0% of average equity, for the third quarter 2013.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities and Agency Derivatives, MSR, residential mortgage loans held-for-sale and net economic interests in securitization trusts. As of December 31, 2013, the total value of the company’s portfolio was $13.7 billion.

The portfolio includes the rates strategy, which consists of $10.2 billion of Agency RMBS, Agency Derivatives and MSR, as well as associated notional hedges. The remaining portfolio was invested in the credit strategy, which consists of $3.5 billion of non-Agency RMBS, net economic interests in securitization trusts, prime jumbo residential mortgage loans and credit sensitive loans (CSL), and their associated notional hedges.

For the quarter ended December 31, 2013, the annualized yield on our average aggregate portfolio was 4.3% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.1%. This resulted in a net interest rate spread of 3.2%.

RMBS and Agency Derivatives
For the quarter ended December 31, 2013, the annualized yield on average RMBS securities and Agency Derivatives was 4.2%, consisting of an annualized yield of 3.1% in Agency RMBS and Agency Derivatives and 8.9% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 7.9% for Agency RMBS securities and Agency Derivatives held as of December 31, 2013, as compared to 8.7% for securities held as of September 30, 2013. The weighted average cost basis of the principal and interest Agency portfolio was 108.2% of par as of December 31, 2013, compared to 108.1% of par as of September 30, 2013. The net premium amortization was $35.0 million and $42.3 million for the quarters ended December 31, 2013 and September 30, 2013, respectively.
(1) Return on book value for the quarter ended December 31, 2013 is defined as the increase in book value per diluted share, from September 30, 2013 to December 31, 2013 of $0.21, plus dividend declared of $0.26 per share, divided by September 30, 2013 diluted book value of $10.35 per share.

The company experienced a three-month average CPR of 3.8% for non-Agency principal and interest RMBS securities held as of December 31, 2013, as compared to 4.8% for those securities held as of September 30, 2013. The weighted average cost basis of the non-Agency portfolio was 53.7% of par as of December 31, 2013, compared to 52.6% of par in the prior quarter. The discount accretion was $33.5 million and $37.2 million for the quarters ended December 31, 2013 and September 30, 2013, respectively. The total net discount remaining was $2.3 billion as of December 31, 2013 and $2.5 billion as of September 30, 2013, with $1.2 billion designated as credit reserve as of December 31, 2013.

As of December 31, 2013, fixed-rate investments composed 70.9% and adjustable-rate investments composed 29.1% of the company’s RMBS and Agency Derivatives portfolio.

As of December 31, 2013, the company had mortgage loans held-for-investment with a carrying value of $792.4 million and the company’s collateralized borrowings had a carrying value of $639.7 million, resulting in net economic interests in securitization trusts of $152.7 million.

Mortgage Servicing Rights
The company held MSR on mortgage loans having $42.3 billion in unpaid principal balance, which were carried at a fair market value of $514.4 million on its balance sheet as of December 31, 2013.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle all servicing functions for the loans underlying the company’s MSR assets. The company recognized $10.8 million of servicing income, $2.2 million of sub-servicing expense and $13.1 million increase in fair value of MSR.

Mortgage Loans Held for Sale
As of December 31, 2013, the company held prime jumbo residential mortgage loans with a carrying value of $119.9 million. The company’s forward purchase commitment to acquire mortgage loans consisted of $12.1 million in unpaid principal balance. For the quarter ended December 31, 2013, the annualized yield on the mortgage loan portfolio was 4.0%. The company’s intention in the future is to securitize and/or exit through a whole loan sale.

As of December 31, 2013, the company held CSL with a carrying value of $424.7 million. For the quarter ended December 31, 2013, the annualized yield on the mortgage loan portfolio was 5.2%. The company’s intention in the future is to securitize and/or exit through a whole loan sale.

Other Investments and Risk Management Derivatives
The company held $1.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of December 31, 2013.  The company also held $0.6 billion notional of net long TBAs as of December 31, 2013, which are accounted for as derivative instruments, in accordance with GAAP.

As of December 31, 2013, the company was a party to interest rate swaps and swaptions with a net aggregate notional amount of $24.7 billion, of which $19.6 billion was utilized to economically hedge interest rate risk associated with the company’s short-term LIBOR-based repurchase agreements.

The following table summarizes the company’s investment portfolio:

Two Harbors Portfolio
(dollars in thousands)

Portfolio Composition	As of December 31, 2013
	(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$8,490,788	62.0%
Hybrid ARMs	1,006,621	7.4%
Total Agency	9,497,409	69.4%
Agency Derivatives	218,509	1.6%
Mortgage Servicing Rights	514,402	3.7%

Credit Strategy
Non-Agency Bonds
Senior Bonds	2,282,132	16.7%
Mezzanine Bonds	468,667	3.4%
Non-Agency Other	8,519	—%
Total Non-Agency	2,759,318	20.2%
Net Economic Interest in Securitization(1)	152,659	1.1%
Mortgage Loans Held-For-Sale	544,581	4.0%
Aggregate Portfolio	$13,686,878

Portfolio Metrics	Three Months Ended December 31, 2013
	(unaudited)
Annualized portfolio yield during the quarter		4.3%
Rates Strategy
Agency RMBS, Agency Derivatives and Mortgage servicing rights		3.2%
Credit Strategy
Non-Agency RMBS, including net economic interest in securitizations		8.8%
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans		4.0%
Credit sensitive residential mortgage loans		5.2%

Annualized cost of funds on average repurchase balance during the quarter(2)		1.1%
Annualized interest rate spread for aggregate portfolio during the quarter		3.2%
Debt-to-equity ratio at period-end(3)		2.9 to 1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives During the Quarter
Weighted average cost basis of principal and interest securities
Agency		$108.15
Non-Agency(4)		$53.69
Weighted average three month CPR
Agency		7.9%
Non-Agency		3.8%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		70.9%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		29.1%

(1) Net economic interest in securitization is mortgage loans held-for-investment net of collateralized borrowings in securitization trust.
(2) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(3) Defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives, divided by total equity.
(4) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $49.28 at December 31, 3013.

“We were pleased to announce two MSR transactions in the fourth quarter - a bulk transaction with Flagstar and a flow sale arrangement with PHH,” stated Bill Roth, Two Harbors’ Chief Investment Officer. “We also announced our subsidiary’s membership with the FHLB, which provides a diversified funding source, increasing financing flexibility.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings to fund RMBS securities, mortgage loans held-for-sale and Agency Derivatives divided by total equity, of 2.9 to 1.0 and 3.0 to 1.0 as of December 31, 2013 and September 30, 2013, respectively.

As of December 31, 2013, the company had borrowings of $11.1 billion with 20 repurchase agreement counterparties to fund RMBS securities and Agency derivatives with an average of 72 days to maturity. Additionally, the company had $147.3 million outstanding under short-term financing arrangements to fund the prime jumbo and CSL collateral.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements, excluding borrowings on U.S. Treasuries, and related cost of funds:

As of December 31, 2013
(in thousands)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$9,275,948
Mortgage servicing rights	—
Non-Agency RMBS	1,829,709
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	97,572
Credit sensitive residential mortgage loans	49,721
$11,252,950

Cost of Funds Metrics	Three Months Ended December 31, 2013
(unaudited)
Annualized cost of funds on average repurchase balance during the quarter:	0.8%
Agency RMBS and Agency Derivatives	0.5%
Mortgage servicing rights	—
Non-Agency RMBS	2.1%
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	2.6%
Credit sensitive residential mortgage loans	3.5%

In December 2013, the company’s wholly owned subsidiary, TH Insurance, was approved for membership in the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of December 31, 2013, TH Insurance had not requested any secured advances and had $1 billion of available uncommitted credit for borrowings, which amount may be adjusted at the sole discretion of the FHLB.

TH Insurance’s ability to borrow from the FHLB is subject to the company’s continued creditworthiness, pledging of sufficient eligible collateral to secure advances, and compliance with certain agreements with the FHLB. Each advance will require approval by the FHLB and will be secured by collateral in accordance with the FHLB’s credit and collateral guidelines, as may be revised from time to time by the FHLB.  Eligible collateral may include conventional 1-4 family residential loans, Agency RMBS and non-Agency RMBS with an A rating and above.

Warrants
For the quarter ended December 31, 2013, warrant holders exercised 511,090 warrants to purchase approximately 548,242 shares of the company’s common stock. This resulted in proceeds to the company totaling approximately $5.2 million. The remaining 3.6 million warrants expired on November 7, 2013 at 5:00 p.m. EST.

Share Repurchase Program
During the fourth quarter, no shares were repurchased by the company. During the year ended December 31, 2013, an aggregate of 2.45 million shares were repurchased by the company under its share repurchase program for a total cost of $23.9 million. The company may repurchase up to an additional 22.5 million shares under its existing share repurchase program.

Dividends and Taxable Income
The company declared cash dividends to stockholders totaling $427.1 million, or $1.17 per share, not inclusive of the dividend of Silver Bay common stock amounting to $345.8 million, or $0.95 per share, for the 2013 taxable year. As a REIT, the company is required to distribute at least 90% of its taxable income to stockholders, subject to certain distribution requirements. The company distributed approximately 183.7% of its 2013 taxable income to stockholders, inclusive of the Silver Bay common stock dividend.

Conference Call
Two Harbors Investment Corp. will host a conference call on February 6, 2014 at 9:00 am EST to discuss fourth quarter 2013 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581for international callers), Conference Code 17899766, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on February 6, 2014, through 12:00 a.m. EST on February 24, 2014. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), Conference Code 17899766. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in the company’s Annual Report on Form 10-K for the year ended December 31, 2012, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying the company’s residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, the company’s ability to manage various operational risks associated with the business, the company’s ability to maintain our REIT qualification, limitations imposed on the business due to our REIT status and the company’s exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on the company’s operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the company’s ability to acquire mortgage loans or securitize the mortgage loans the company acquires, the company’s involvement in securitization transactions, the timing and profitability of the company’s securitization transactions, the risks associated with the company’s securitization transactions, the company’s ability to acquire MSR, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and the company’s exposure to claims and litigation, including litigation arising from its involvement in securitization transactions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
July Hugen, Investor Relations, Two Harbors Investment Corp., (612) 629-2514, July.Hugen@twoharborsinvestment.com

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TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$12,256,727	$13,666,954
Trading securities, at fair value	1,000,180	1,002,062
Equity securities, at fair value	—	335,638
Mortgage loans held-for-sale, at fair value	544,581	58,607
Mortgage loans held-for-investment in securitization trusts, at fair value	792,390	—
Mortgage servicing rights, at fair value	514,402	—
Cash and cash equivalents	1,025,487	821,108
Restricted cash	401,647	302,322
Accrued interest receivable	50,303	42,613
Due from counterparties	25,087	39,974
Derivative assets, at fair value	549,859	462,080
Other assets	13,199	82,586
Total Assets	$17,173,862	$16,813,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$12,250,450	$12,624,510
Collateralized borrowings in securitization trusts, at fair value	639,731	—
Derivative liabilities, at fair value	22,081	129,294
Accrued interest payable	20,277	19,060
Due to counterparties	318,848	412,861
Dividends payable	—	164,347
Other liabilities	67,480	13,295
Total liabilities	$13,318,867	$13,363,367

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 364,935,168 and 298,813,258 shares issued and outstanding, respectively	3,649	2,988
Additional paid-in capital	3,795,372	2,948,345
Accumulated other comprehensive income	444,735	696,458
Cumulative earnings	1,028,397	449,358
Cumulative distributions to stockholders	(1,417,158)	(646,572)
Total stockholders’ equity	3,854,995	3,450,577
Total Liabilities and Stockholders’ Equity	$17,173,862	$16,813,944

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$120,934	$135,466	$507,180	$448,620
Trading securities	1,928	1,295	5,963	4,873
Mortgage loans held-for-sale	6,776	247	22,185	609
Mortgage loans held-for-investment in securitization trusts, at fair value	7,548	—	19,220	—
Cash and cash equivalents	271	324	1,043	944
Total interest income	137,457	137,332	555,591	455,046
Interest expense:
Repurchase agreements	22,097	24,369	89,470	72,106
Collateralized borrowings in securitization trusts	4,825	—	10,937	—
Total interest expense	26,922	24,369	100,407	72,106
Net interest income	110,535	112,963	455,184	382,940
Other-than-temporary impairment losses	—	(1,642)	(1,662)	(10,952)
Other income:
Gain (loss) on investment securities	97,850	108,219	(54,430)	122,466
Gain (loss) on interest rate swap and swaption agreements	21,841	(6,096)	245,229	(159,775)
Gain (loss) on other derivative instruments	29,290	(27,276)	95,345	(40,906)
(Loss) gain on mortgage loans held-for-sale	(8,584)	1,679	(33,846)	2,270
Servicing income	10,560	—	12,011	—
Servicing asset valuation	13,065	—	13,881	—
Other (loss) income	(2,001)	—	14,619	—
Total other income (loss)	162,021	76,526	292,809	(75,945)
Expenses:
Management fees	12,319	9,886	41,707	33,168
Securitization deal costs	—	—	4,153	—
Servicing expenses	2,561	—	3,761	—
Other operating expenses	12,395	6,255	37,259	17,678
Total expenses	27,275	16,141	86,880	50,846
Income from continuing operations before income taxes	245,281	171,706	659,451	245,197
Provision for (benefit from) income taxes	6,602	(10,203)	84,411	(42,219)
Net income from continuing operations	$238,679	$181,909	$575,040	$287,416
Income from discontinued operations	$735	$7,391	$3,999	$4,490
Net income attributable to common stockholders	$239,414	$189,300	$579,039	$291,906

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Basic earnings (loss) per weighted average common share
Continuing operations	$0.66	$0.62	$1.64	$1.19
Discontinued operations	—	0.03	0.01	0.02
Net income	$0.66	$0.65	$1.65	$1.21

Diluted earnings (loss) per weighted average common share
Continuing operations	$0.66	$0.61	$1.64	$1.18
Discontinued operations	—	0.02	0.01	0.02
Net income	$0.66	$0.63	$1.65	$1.20
Dividends declared per common share	$0.26	$0.55	$1.17	$1.71

Weighted average shares outstanding - Basic	364,700,903	295,492,372	350,361,827	242,014,751
Weighted average shares outstanding - Diluted	364,700,903	296,229,245	350,992,387	242,432,156

Comprehensive income:
Net income	$239,414	$189,300	$579,039	$291,906
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(68,039)	(3,938)	(251,723)	755,174
Other comprehensive (loss) income	(68,039)	(3,938)	(251,723)	755,174
Comprehensive income	$171,375	$185,362	$327,316	$1,047,080

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Reconciliation of net income attributable to common stockholders to
Core Earnings:

Net income attributable to common stockholders	$239,414	$189,300	$579,039	$291,906

Adjustments for non-core earnings:
(Gain) loss on sale of securities and mortgage loans held-for-sale, net of tax	(98,624)	(104,452)	68,610	(115,338)
Unrealized loss (gain) on trading securities, equity securities and mortgage loans held-for-sale, net of tax	6,164	(5,128)	9,034	(7,372)
Other-than-temporary impairment loss, net of tax	—	1,642	1,662	10,952
Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax	(21,075)	2,307	(12,836)	21,931
Unrealized (gain) loss on interest rate swap and swaptions economically hedging repurchase agreements, TBAs, MSRs, trading securities and available-for-sale securities, net of tax	(8,277)	(12,732)	(241,680)	83,789
(Gain) loss on other derivative instruments, net of tax	(25,713)	20,428	(59,244)	29,707
Realized and unrealized loss (gain) on financing securitizations, net of tax	2,417	—	(14,204)	—
Unrealized gain on mortgage servicing rights, net of tax	(17,885)	—	(18,687)	—
Securitization deal costs, net of tax	—	—	3,430	—
Income from discontinued operations, net of tax	(735)	(7,391)	(3,999)	(4,490)
Amortization of business combination intangible assets, net of tax	704	—	704	—

Core Earnings	$76,390	$83,974	$311,829	$311,085

Weighted average shares outstanding - Basic	364,700,903	295,492,372	350,361,827	242,014,751
Weighted average shares outstanding - Diluted	364,700,903	296,229,245	350,992,387	242,432,156

Core Earnings per weighted average share outstanding - diluted	$0.21	$0.28	$0.89	$1.28

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(UNAUDITED)
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

Net Interest Income:
Interest income	$137.4	$138.0	$145.3	$134.8	$137.3
Interest expense	26.9	24.9	24.7	23.8	24.4
Net interest income	110.5	113.1	120.6	111.0	112.9
Other income:
Interest spread on interest rate swaps	(10.1)	(15.1)	(19.4)	(14.0)	(15.4)
Interest spread on other derivative instruments	(2.4)	(7.5)	(1.5)	2.9	0.3
Servicing income, net of amortization(1)	5.2	1.2	0.3	—	—
Other income	0.4	—	—	0.2	—
Total other (loss) income	(6.9)	(21.4)	(20.6)	(10.9)	(15.1)
Expenses	26.2	22.1	22.1	11.3	16.1
Core Earnings before income taxes	77.4	69.6	77.9	88.8	81.7
Income tax expense (benefit)	1.0	1.9	(0.2)	(0.9)	(2.3)
Core Earnings	$76.4	$67.7	$78.1	$89.7	$84.0
Basic and diluted weighted average Core EPS	$0.21	$0.19	$0.21	$0.29	$0.28

(1) Amortization refers to the portion of change in fair value of MSR attributed to the economic runoff of the portfolio as defined by the change in present value of the forecasted cash flows.  This amortization has been deducted from Core Earnings.  Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.